UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CASELLA WASTE SYSTEMS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Copies to:

Jeffrey A. Stein Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, Massachusetts 02109 (617) 526-6000	Keith E. Gottfried, Esq. Morgan, Lewis & Bockius LLP 1111 Pennsylvania Avenue, N.W. Washington, DC 20004-2541 (202) 739-5947

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Casella Waste Systems, Inc., a Delaware corporation (“Casella” or the “Company”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from its stockholders in connection with its 2015 Annual Meeting of Stockholders to be held on Friday, November 6, 2015, and at any and all adjournments or postponements thereof (the “2015 Annual Meeting”). On September 22, 2015, Casella filed with the SEC its definitive proxy statement and accompanying definitive WHITE proxy card in connection with its solicitation of proxies to be used at the 2015 Annual Meeting.

Press Release Issued by Casella on October 28, 2015

Attached hereto is a press release issued by Casella on October 28, 2015 announcing that Proxy Mosaic, a leading independent proxy research and corporate governance firm, has issued a report recommending that Casella stockholders vote the WHITE proxy card FOR ALL three of Casella’s director nominees – John W. Casella, William P. Hulligan and James E. O’Connor – standing for election at the 2015 Annual Meeting. The Proxy Mosaic recommendation follows the recent recommendations by Institutional Shareholder Services Inc. (ISS) and Egan-Jones, both of which also recommended that Casella stockholders vote the WHITE proxy card FOR ALL three of the director nominees recommended by the Casella Board of Directors. As previously announced, JCP Investment Partnership, LP and the other participants in its solicitation are pursuing a proxy contest to elect two nominees to the Casella Board of Directors at the 2015 Annual Meeting.

Important Information And Where To Find It

Casella, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from Casella’s stockholders in connection with the matters to be considered at Casella’s 2015 Annual Meeting of Stockholders. On September 22, 2015, Casella filed a definitive proxy statement and accompanying definitive WHITE proxy card with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from Casella stockholders in connection with the matters to be considered at Casella’s 2015 Annual Meeting of Stockholders. Information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in such definitive proxy statement, including the schedules and appendices thereto. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY CASELLA WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the definitive proxy statement, any amendments or supplements to the definitive proxy statement, the accompanying definitive WHITE proxy card, and any other documents filed by Casella with the SEC for no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge at the Investor Relations section of Casella’s corporate website at www.casella.com, by writing to Casella’s Corporate Secretary at Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, VT 05701, or by calling Casella’s Corporate Secretary at (802) 772-2257.

PRESS RELEASE ISSUED ON OCTOBER 28, 2015

PROXY MOSAIC JOINS ISS AND EGAN-JONES IN RECOMMENDING THAT CASELLA WASTE SYSTEMS STOCKHOLDERS VOTE THE WHITE PROXY CARD FOR ALL OF CASELLA’S DIRECTOR NOMINEES

Leading Proxy Research and Corporate Governance Firm States, “Perhaps the Most

Remarkable Aspect of JCP’s Plan for Casella is Precisely How Unremarkable it is”

Casella Urges Stockholders to Follow the Recommendations of Three Leading Independent

Proxy Advisors and Vote on the WHITE Proxy Card FOR ALL of Casella’s Board Nominees

RUTLAND, VT., October 28, 2015 – Casella Waste Systems, Inc. (Nasdaq: CWST) (“Casella” or the “Company”), a regional solid waste, recycling, and resource management services company, today announced that Proxy Mosaic, one of the leading U.S. proxy research and corporate governance firms, has published a report recommending that Casella stockholders vote the WHITE proxy card FOR ALL three of Casella’s director-nominees – John W. Casella, William P. Hulligan and James E. O’Connor – standing for election at the 2015 Annual Meeting of Stockholders to be held on November 6, 2015.

The Proxy Mosaic recommendation follows the recent recommendations of Institutional Shareholder Services Inc. (ISS) and Egan-Jones, both of which recommended that Casella stockholders vote the WHITE proxy card FOR ALL three of Casella’s director-nominees. As previously disclosed, JCP Investment Management, LLC (“JCP”) is conducting a proxy contest and is seeking the election at the 2015 Annual Meeting of two director candidates in opposition to the highly qualified and very experienced director-nominees unanimously recommended by the Casella Board.

In its report recommending that Casella stockholders vote the WHITE proxy card FOR ALL three of the highly qualified and experienced director-nominees unanimously recommended by the Casella Board, Proxy Mosaic questioned the ultimate goals of JCP and highlighted the unwarranted proposals presented by JCP. Proxy Mosaic stated:

“We suspect that JCP may be contemplating forcing a sale of the Company to a strategic acquirer. With that in mind, we would urge shareholders to consider the following: Frankly, it makes little sense to initiate a sale before the Company’s strategic transformation has had a chance to fully develop. There is clearly value within Casella that has yet to be unlocked, and though a sale would likely present an attractive return on JCP’s investment, long-term shareholders may not stand to benefit quite as much.”

“Perhaps the most remarkable aspect of JCP’s plan for Casella is precisely how unremarkable it is. Its ‘100-day plan’ reads like a laundry list of steps that the Company has taken or will take as part of its 2012 transformation. JCP proposes that the Company ‘review underperforming landfills and collections operations’; the Company has already begun ‘reposition[ing] assets and improve[ing] operations,’ while ‘focus[ing] on operational efficiency programs.’ JCP’s suggestion that the Company ‘seek ways to de-lever the business immediately’ is not dissimilar to the Company’s own efforts to reduce risk, improve the balance sheet, and increase cash flows. JCP maintains that a vote for its nominees is ‘not a vote against the current business plan.’ That much is obvious, but it raises an important question: what exactly is a vote for JCP’s nominees for?”

“With recent shareholder returns indicating that Management’s strategic transformation has been largely successful, we are left wondering: What exactly is JCP’s end-game here? If its goal is to instill corporate governance changes, the Company has responded by reconstituting its board and implementing many corporate governance ‘best practices’; if its goal is to drive operational change, we would point out that the Company’s new pricing strategy has already begun to expand margins, and macroeconomic conditions may create additional opportunities to enhance profitability in the future. There is still a long way to go before the transformation can be said to have been fully effectuated, but evolution, not revolution, should be the goal here.”

Additionally, Proxy Mosaic recognized Casella’s recent financial and operating achievements. Proxy Mosaic noted:

“The Company, on the other hand, boasts strong progress that has been made since it redirected its strategy and reshuffled its management team in December 2012. The Company made a number of changes – some of which have been very recent – that have begun to deliver value. Though the changes initially took some time to bear fruit, the Company’s share price has been on a tear recently, handily beating its peers and the market as a whole.”

Proxy Mosaic also took note of Casella’s belief that JCP’s nominees would not add any value to the Board. Proxy Mosaic indicated:

“Frankly, we see little value in adding yet another director with waste management to the Board in Brett Frazier. While Mr. Frazier is certainly well-qualified, the Board is already well-stocked with industry expertise.”

Commenting on why it believed that Mr. Pappas’ election to the Board could be potentially harmful to Casella, Proxy Mosaic noted:

“[W]e believe that his election to the Board could potentially disrupt the execution of Management’s strategic plan.”

“Ultimately, we believe that Mr. Pappas’s election would present a substantial risk, and one that is not outweighed by the quality of his credentials. The Board and Management are beginning to demonstrate that they do in fact have the capacity to deliver long-term value to shareholders, and we believe that they should be given the opportunity to continue to execute on the plan that has already yielded promising results.”

“The choice, in our view, is a fairly clear one; the election of the Dissident simply presents an unacceptable risk of disrupting the current plan, which is thoughtfully designed and has been efficiently executed in a way that has been and should continue to be value-accretive for shareholders.”

Commenting on the Proxy Mosaic report, Casella issued the following statement:

“We are pleased that Proxy Mosaic, an independent and highly regarded proxy research and corporate governance firm, has meticulously reviewed the voting alternatives and has recommended that stockholders vote for all three of Casella’s director nominees on the WHITE proxy card. Proxy Mosaic clearly comprehends that our execution of our strategic initiatives is producing positive momentum and we sincerely appreciate their endorsement. As we have stated consistently, we do not believe that any of JCP’s nominees have experience comparable to that of any of the highly qualified and very experienced members of the Casella Board that JCP is seeking to replace and we believe that JCP’s proposed board candidates lack the relevant experience necessary to drive long-term stockholder value. We also do not believe that any of JCP’s nominees would bring to Casella’s Board any relevant insights, perspectives, skills or competencies not already present among the current members of the Casella Board.”

Casella stockholders are reminded that their vote is extremely important, no matter how many or how few shares they own. All stockholders of record as of September 18, 2015 are entitled to vote at the 2015 Annual Meeting of Stockholders. Casella urges stockholders to vote FOR ALL three of Casella’s director nominees – John W. Casella, William P. Hulligan and James E. O’Connor – on the WHITE proxy card today.

Stockholders may vote by returning the WHITE proxy card or by phone or Internet by following the instructions on the WHITE proxy card they have received. Stockholders are urged to discard any gold proxy card or voting instruction form they may have received from JCP. Even a WITHHOLD vote with respect to JCP’s nominees on its gold proxy card will cancel any proxy previously given to Casella. If a stockholder previously signed a gold proxy card sent by JCP, that proxy card can be revoked by voting a new WHITE proxy card for the Board’s recommended nominees. Only the latest-dated proxy will count.

In order for stockholders to have access to all relevant information concerning the 2015 Annual Meeting that Casella has made available, Casella has developed a website focused on the 2015 Annual Meeting, which is accessible at www.casellastockholders.com.

Casella is being advised in connection with the proxy contest by Wilmer Cutler Pickering Hale and Dorr LLP and Morgan, Lewis & Bockius LLP. Mackenzie Partners, Inc. is serving as Casella’s proxy solicitor.

About Casella Waste Systems, Inc.

Casella Waste Systems, Inc., headquartered in Rutland, Vermont, provides solid waste management services consisting of collection, transfer, disposal, and recycling services in the northeastern United States. For further information, investors may contact Ned Coletta, Chief Financial Officer at (802) 772-2239; media may contact Joseph Fusco, Vice President at (802) 772-2247; and anyone may visit Casella’s website at http://www.casella.com.

Forward-Looking Statements

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “would,” “intend,” “estimate,” “guidance” and other similar expressions, whether in the negative or affirmative. Similarly, statements that describe the objectives, plans or goals of Casella are forward-looking. Such forward-looking statements include, but are not limited to, statements regarding the anticipated proxy contest by JCP Investment Management, LLC and the other participants in its solicitation, Casella’s initiatives to improve Casella’s performance and increase its growth and profitability, Casella’s future operational and financial performance, Casella’s actions taken or contemplated to enhance its long-term prospects and enhance value for its stockholders, Casella’s efforts to execute on and implement its strategic plan, Casella’s plans to simplify its business structure, Casella’s actions taken or contemplated with respect to corporate and board governance, Casella’s plans to improve its cash flows and reduce its risk exposure by divesting or closing operations that do not fit within its core strategy, Casella’s plans to strengthen its balance sheet, promote financial flexibility and position Casella to achieve its target growth trajectory and Casella’s plans to achieve its three (3) year financial objectives and to drive additional value creation for the benefit of all its stockholders. These forward-looking statements are based on current expectations, estimates, forecasts and projections and management’s current beliefs and assumptions and, accordingly, are not guarantees of future performance. Such forward-looking statements, and all phases of Casella’s operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in Casella’s forward-looking statements. There are a number of important risks and uncertainties that could cause Casella’s actual events to differ materially from those indicated or implied by such forward-looking statements. These additional risks and uncertainties include, without limitation, risks related to the actions of JCP and other activist stockholders, including the amount of related costs incurred by Casella and the disruption caused to Casella’s business activities by these actions and those risks detailed in Item 1A, “Risk Factors” in Casella’s Form 10-KT for the transition period ended December 31, 2014, in its Form 10-Q for the quarterly period ended September 30, 2015 and in its subsequent filings with the Securities and Exchange Commission (“SEC”). Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. Casella undertakes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Important Additional Information And Where To Find It

Casella, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from Casella’s stockholders in connection with the matters to be considered at Casella’s 2015 Annual Meeting of

Stockholders. On September 22, 2015, Casella filed a definitive proxy statement and accompanying definitive WHITE proxy card with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from Casella stockholders in connection with the matters to be considered at Casella’s 2015 Annual Meeting of Stockholders. Information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in such definitive proxy statement, including the schedules and appendices thereto. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY CASELLA WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the definitive proxy statement, any amendments or supplements to the definitive proxy statement, the accompanying definitive WHITE proxy card, and any other documents filed by Casella with the SEC for no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge at the Investor Relations section of Casella’s corporate website at www.casella.com, by writing to Casella’s Corporate Secretary at Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, VT 05701, or by calling Casella’s Corporate Secretary at (802) 772-2257.

CONTACTS

Investors:

Ned Coletta

Chief Financial Officer

(802) 772-2239

Media:

Joseph Fusco

Vice President

(802) 772-2247

OR

Mark Harnett/Zachary Tramonti

Sard Verbinnen & Co.

(212) 687-8080